UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2012

Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Commission File No. 000-22494

Nevada	88-0304799
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490 South Las Vegas, Nevada 89169
(Address of principal executive offices) (Zip Code)

(702) 567-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On April 16, 2012, Ameristar Casinos, Inc. (“ACI”), Deutsche Bank Trust Company Americas, as Administrative Agent, and certain other lenders party to ACI’s April 14, 2011 Credit Agreement (as amended, the “Credit Agreement”) entered into a First Amendment to Credit Agreement (the “First Amendment”).  Capitalized terms used and not otherwise defined herein have the meanings set forth in the Credit Agreement.

The First Amendment has the effect of increasing the permitted maximum Total Net Leverage Ratio under the Credit Agreement for fiscal quarters ending in 2014 from 5.50:1.00 to 5.75:1.00, and for the fiscal quarters ending March 31, 2015 and June 30, 2015 from 5.25:1.00 to 5.50:1.00.

ACI paid a fee to those lenders that consented to the First Amendment equal to 0.05% of the aggregate principal amount of outstanding loans and loan commitments held by each such lender.

The foregoing is only a summary of the terms of the First Amendment and is qualified by reference to the full text of the First Amendment, which is filed as Exhibit 4.1 to this Current Report.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

4.1	First Amendment to Credit Agreement, dated as of April 16, 2012, by and among ACI, the lenders party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameristar Casinos, Inc.
(Registrant)

Date: April 17, 2012	By:	/s/ Peter C. Walsh
Peter C. Walsh
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Amendment to Credit Agreement, dated as of April 16, 2012, by and among ACI, the lenders party thereto and Deutsche Bank Trust Company Americas, as Administrative Agent